Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

PARK CITY GROUP, INC.

    SECURITIES PURCHASE AGREEMENT (as amended or supplemented from time to time, this "AGREEMENT"), dated as of January 12, 2009, between Park City Group, Inc., a Nevada corporation, with its principal offices at 3160 Pinebrook Rd, Park City, Utah 84098 (the “Company”) and the undersigned (the “Subscriber”).

WITNESSETH:

    WHEREAS, the Company desires to issue, in a private placement subordinated promissory notes in an aggregate principal amount of up to One Million Five Hundred Thirty-Eight Thousand Two Hundred Forty Four Dollars ($1,538,244) in the form annexed hereto as Exhibit A (each a “NOTE” and, collectively, the “NOTES”), together with Three Hundred Forty-Four Thousand Two Hundred Seventy-Two (344,272) shares of the Company’s common stock (the “COMMON STOCK”);

    WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase from the Company, a Note in the principal amount indicated on the signature page hereto together with such number of shares of the Company’s Common Stock based upon the number of shares of Series E Preferred Stock of Prescient (the “Series E Preferred Stock”) as are indicated on the signature page hereto (the “Shares”).   The Notes and Shares will be issued in units each of which shall consist of a Note in the principal amount of $4,021.30 and 900 Shares (a “UNIT”) with a Unit being issued with respect to each share of Series E Preferred Stock.  The Note and the Shares to be issued pursuant hereto are collectively referred to herein as the "SECURITIES"; and

    WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 ACT”) afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "COMMISSION") under the 1933 Act.

    NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscriber hereby agree as follows:

1.           SUBSCRIPTION FOR SECURITIES.

    (a)  Upon execution and delivery of this Agreement, and subject to the terms and conditions hereof, including the satisfaction of the conditions described in subsection (b) below, the Company shall deliver the original executed Note and the certificates for the Shares to the Subscriber, each registered in the name of the Subscriber, against receipt of an amount equal to one share of Series E Preferred Stock for each Unit which the Subscriber is subscribing.

    (b)  Subscriber’s obligation to purchase the Note and the Shares is subject to the fulfillment (or written waiver by the Placement Agent) of each of the following conditions:

        (i)  The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date of such purchase;

        (ii)  The Company shall have performed and complied with all covenants, conditions and agreements required by this Agreement to be performed or complied with by them on or prior to the date of such purchase;

        (iii)  There shall be in effect no injunction, writ, preliminary restraining order or any order of any nature directing that the transactions contemplated by this Agreement, including without limitation the purchase of the Note and the Shares,  not be consummated as herein provided.

2.           COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company represents and warrants to and agrees with Subscriber that, except as set forth in the Company's Form 10-K for the year ended June 30, 2008 and all periodic reports filed with the Commission thereafter (hereinafter referred to collectively as the "SEC REPORTS"), including the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 (the "FIRST QUARTER 2008 FORM 10-Q") or as set forth on the disclosure schedule dated the date hereof delivered by the Company to the Subscriber (the “DISCLOSURE SCHEDULE”):

    (a)  DUE INCORPORATION. The Company and each of its Subsidiaries is a corporation (or in the case of a Subsidiary the type of entity described in the Disclosure Schedule) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other power to own its properties and to carry on its business as disclosed in the SEC Reports. The Company and each of its Subsidiaries is duly qualified as a foreign corporation (or in the case of a Subsidiary the type of entity described in the Disclosure Schedule) to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, "SUBSIDIARY" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. The Company’s Subsidiaries are named in the SEC Reports.

    (b)  AUTHORITY. The Company has the full right, power and authority to execute, deliver and perform under this Agreement.  This Agreement has been duly executed by the Company and this Agreement and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and each constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

    (c)  OUTSTANDING SECURITIES. All of the issued and outstanding shares of the Company’s Common Stock and Series A Convertible Preferred Stock have been duly and validly authorized and issued, are fully paid and nonassessable (with no personal liability attaching to the holders thereof or to the Company) and are free from preemptive rights or rights of first refusal held by any person.  All of the issued and outstanding shares of Common Stock and Series A Convertible Preferred Stock have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from the registration requirements thereof, and were issued in accordance with all applicable Federal and state securities laws.

    (d) ENFORCEABILITY. This Agreement, the Note, and any other agreements delivered together with this Agreement or in connection herewith (collectively "TRANSACTION DOCUMENTS") have been duly authorized, executed and delivered by the Company and are valid and binding agreements, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity). The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

    (e)  CONSENTS. No consent, approval, authorization, filing with or notice to any person, entity or public authority, or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its Subsidiaries, or the Company's stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities, other than filings required by Federal or state securities laws, which filings have been or will be made by the Company on a timely basis.

    (f)  NO VIOLATION OR CONFLICT. Assuming the representations and warranties of the Subscribers in Section 3 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

        (i)  violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) under (A) the certificate of incorporation or bylaws of the Company, each as amended as of the date hereof, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of its Subsidiaries of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or such Subsidiary or over the properties or assets of the Company or such Subsidiary, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or such Subsidiary is a party, or by which the Company  or such Subsidiary is bound, or to which any of the properties of the Company or such Subsidiary is subject, except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

        (ii)  result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Subsidiaries.

    (g)  THE SECURITIES. The Securities upon issuance:

        (i)  will be free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

        (ii)  have been duly and validly authorized and duly and validly issued, and upon payment of the purchase price specified in this Agreement the Shares will be fully paid and non-assessable (with no personal liability attaching to the holders thereof or to the Company) and are free from preemptive rights or rights of first refusal held by any person; provided Subscriber's representations herein are true and accurate and Subscribers take no actions or fail to take any actions required for their purchase of the Securities to be in compliance with all applicable laws and regulations; and

        (iii) will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

    (h)  LITIGATION. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its Subsidiaries that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its Subsidiaries, which litigation if adversely determined would have a Material Adverse Effect.

    (i)  REPORTING COMPANY. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 ACT") and the Company’s common stock is registered pursuant to Section 12(g) of the 1934 Act.

    (j)  INFORMATION CONCERNING COMPANY. The SEC Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates and all the information required to be disclosed therein. Since the last day of the fiscal year of the most recent audited financial statements included in the SEC Reports ("LATEST FINANCIAL DATE"), there has been no Material Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the SEC Reports. The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which made. The Company has not provided to the Subscribers any material non-public information.

    (k)  FINANCIAL STATEMENTS. The consolidated financial statements of the Company and its Subsidiaries included in the Reports (hereinafter collectively, the “Financial Statements”), were prepared in accordance with generally accepted accounting principles consistently applied and present and reflect fairly the financial position of the Company and its Subsidiaries at the respective balance sheet dates and the results of its operations and cash flows for the periods then ended, provided, however, that the financial statements included in the First Quarter 2008 Form 10-Q are subject to normal year-end adjustments and lack footnotes and other presentation items.  During the period of HJ & Associates LLC’s engagement as the Company’s independent certified public accountants, there has been no disagreements between the accounting firm and the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure and no events required to be reported on a current report on Form 8-K relating to the relationship between the Company and the accounting firm.  The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company, subject only to year-end adjustments.

    (l)  NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any liabilities of any kind or nature, whether accrued or contingent, matured or unmatured, known or unknown, which are material, individually or in the aggregate, which are not disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company's or such Subsidiary’s businesses since the Latest Financial Date, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

    (m) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since the Latest Financial Date, no event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or their respective businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Reports.

    (n)  DEFAULTS. Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation or bylaws. Neither the Company nor any of its Subsidiaries is in default under or in violation of any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, other agreement, license, permit, consent, approval or instrument to which it is a party, and no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute such default thereof by the Company or such Subsidiary or would cause acceleration of any obligation of the Company or such Subsidiary or would adversely affect the business, operations, or financial condition of the Company, except where such default or event, whether with or without the lapse of time or giving of notice, or both, has not and will not have a Material Adverse Effect.  To the best of the knowledge of the Company, no party to any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, other agreement, license, permit, consent, approval or instrument with or given to the Company or any of its Subsidiaries is in default thereunder and no event has occurred with respect to such party, which, with or without the lapse of time or giving of notice, or both, would constitute a default by such party or would cause acceleration of any obligations of such party.  The Company and its Subsidiaries are (i) not subject to nor in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (ii) to the Company's knowledge, not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect. There are no material (i.e., involving an asserted liability in excess of twenty-five thousand dollars ($25,000)) claims, actions, suits, proceedings or labor disputes, inquiries or investigations (whether or not purportedly on behalf of the Company or such Subsidiary), pending or, to the best of the Company's knowledge, threatened, against the Company or such Subsidiary, at law or in equity or by or before any Federal, state, county, municipal or other governmental department, the Commission, the Financial Industry Regulatory Authority, board, bureau, agency or instrumentality, domestic or foreign, whether legal or administrative or in arbitration or mediation, nor is there any basis for any such action or proceeding.  Neither the Company, nor any of its assets are subject to, nor is the Company in default  with respect to, any order, writ, injunction, judgment or decree that could adversely affect the financial condition, business, assets or prospects of the Company.

    (o)  INDEBTEDNESS TO AFFILIATES. Except as described in the SEC Reports, the     Company does not have any indebtedness to any officer, director, 5% stockholder or other Affiliate (as defined in Rule 405 of the Rules and Regulations of the Commission under the 1933 Act) of the Company.

    (p)  COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries  is in compliance with all laws, rules and regulations of all Federal, state, local and foreign government agencies having jurisdiction over the Company or affecting the business, assets or properties of the Company, except where the failure to comply has not and will not have a Material Adverse Effect.  The Company and each of its Subsidiaries possesses all licenses, permits, consents, approvals and agreements (collectively, “Licenses”) which are required to be issued by any and all applicable Federal, state, local or foreign authorities necessary for the operation of its business and/or in connection with its assets or properties, except where the failure to possess such Licenses has not and will not have a Material Adverse Effect.

    (q)  TRANSACTIONS WITH AFFILATED PARTIES. Except as set forth in the SEC Reports, to the best of the Company's knowledge, no officer, director or 5% stockholder of the Company and no Affiliate of any such person either (i) holds any interest in any corporation, partnership, business, trust, sole proprietorship or any other entity which is engaged in a business similar to that conducted by the Company (other than a passive immaterial interest in a public company engaged in any such business) or (ii) engages in business with the Company.

    (r)  ACCOUNTS RECEIVABLE. The accounts receivable of the Company and each Subsidiary represent receivables generated from the sale of goods and services in the ordinary course of business.  The Company knows of no material disputes concerning accounts receivable of the Company or any such Subsidiary not disclosed in the SEC Reports.

    (s)  ACCOUNTS PAYABLE. The accounts payable of the Company and each Subsidiary represent bona fide payables to third parties incurred in the ordinary course of business and represent bona fide debts for services and/or goods provided to the Company or such Subsidiary.

    (t)  EMPLOYMENT AND SEVERANCE AGREEMENTS. Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries has (i) any written employment contracts or oral employment contracts not terminable at will by the Company or such Subsidiary with any 5% percent shareholder, officer or director of the Company; (ii) any consulting agreement or other compensation agreement with any 5% percent shareholder, officer or director of the Company; or (iii) any agreement or contract with any 5% percent shareholder, officer or director of the Company that will result in the payment by the Company or such Subsidiary or the creation of any commitment or obligation (absolute or contingent), of the Company to pay any severance, termination, “golden parachute,” or similar payment to any present or former personnel of the Company or such Subsidiary following termination of employment.  No director, executive officer or other key employee of the Company has advised the Company that he or she intends to resign as director and/or executive officer of the Company or to terminate his or her employment with the Company.

    (u)  LABOR AGREEMENTS AND EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is a party to a labor agreement with respect to any of its employees with any labor organization, union, group or association and there are no employee unions (nor any similar labor or employee organizations).  There is no labor strike or labor stoppage or slowdown pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, nor has the Company nor any of its Subsidiaries experienced in the last five (5) years any work stoppage or other labor difficulty.  The Company and each of its Subsidiaries is in compliance with all applicable laws, rules and regulations regarding employment practices, employee documentation, terms or conditions of employment and wage and hours and neither the Company nor any Subsidiary is engaged in any unfair labor practices, except where the failure to comply has not and will not have a Material Adverse Effect.  There are no unfair labor practice charges or complaints against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other governmental agency.

    (v)  ERISA AND EMPLOYEE PLANS. Except as set forth in the SEC Reports, there is no employee pension, retirement or other benefit plans, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries covering any employee or former employee of the Company or such Subsidiary.  Neither the Company nor any Subsidiary has any material liability or obligation of any kind or nature, whether accrued or contingent, matured or unmatured, known or unknown, under any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or any provision of the Internal Revenue Code of 1986, as amended, specifically relating to persons subject to ERISA.

    (w) TAXES. The Company and each of its Subsidiaries has timely filed or will timely file with the appropriate taxing authorities all returns in respect of taxes required to be filed through the date hereof and has timely paid or will timely pay all taxes that it is required to pay or has established an adequate reserve therefore.  There are no pending or, to the knowledge of the Company, threatened audits, investigations or claims for or relating to any liability of the Company or any of its Subsidiaries in respect of taxes.

    (x)  ENVIRONMENTAL LAWS. The Company and each of its Subsidiaries is currently in compliance in all respects with all applicable Environmental Laws (as defined below), including, without limitation, obtaining and maintaining in effect all permits, licenses, consents and other authorizations required by applicable Environmental Laws, and the Company and each of its Subsidiaries is currently in compliance with all such permits, licenses, consents and other authorizations, except where the failure to comply does not and will not have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received notice from any property owner, landlord, tenant or Governmental Authority (as defined below) that Hazardous Wastes (as defined below) are being improperly used, stored or disposed of at any property currently or formerly owned or leased by the Company or such Subsidiary or that any soil or ground water contamination has emanated from any such property.  For purposes hereof, the term “Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, or material, as now or at any time hereafter in effect.  For purposes hereof, the term “Governmental Authority” shall mean the Federal Government of the United States of America, any state or any political subdivision of the Federal Government or any state, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.  For purposes hereof, the term “Hazardous Wastes” shall mean any regulated quantity of hazardous substances as listed by the Environmental Protection Agency (the “EPA”) and the list of toxic pollutants designated by the United States Congress and/or the EPA or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to or imposing liability for standard of conduct concerning any hazardous, toxic substance or material.

    (y)  INTELLECTUAL PROPERTY RIGHTS. The Company and each of its Subsidiaries has the right to conduct its business in the manner in which its business has been heretofore conducted.  To the knowledge of the Company, the conduct of such businesses by the Company and each of its Subsidiaries does not violate or infringe upon the patent, copyright, trade secret or other proprietary rights of any third party, and neither the Company nor any of its Subsidiaries has received any notice of any claim of any such violation or infringement.

    (z)  PROPERTIES. The Company and each of its Subsidiaries has good and marketable title to all of its material property and assets and, except as set forth in the SEC Reports, none of such property or assets of the Company or any such Subsidiary are subject to any lien, mortgage, pledge, encumbrance or other security interest.

    (aa) NOT AN INTEGRATED OFFERING. Neither the Company, nor any person acting on its behalf, has knowingly, either directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board ("BULLETIN BOARD") which would impair the exemptions relied upon in for the offer and sale of the Securities to Subscriber or the Company's ability to timely comply with its obligations hereunder. Nor will the Company take any action or steps that would knowingly cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon for the offer and sale of the Securities to Subscriber or the Company's ability to timely comply with its obligations hereunder. The Company will not knowingly conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, which would impair the exemptions relied upon for the offer and sale of the Securities to Subscriber or the Company's ability to timely comply with its obligations hereunder.

    (ab) NO GENERAL SOLICITATION. Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

    (ac) LISTING. The Company's common stock is quoted on the Bulletin Board under the symbol PCYG.OB. The Company has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that the Common Stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of the Common Stock on the Bulletin Board.

    (ad) STOP TRANSFER. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

    (ae) BROKERS.  Except for Taglich Brothers, Inc., there are no finder's fees or brokerage commissions payable with respect to the transactions contemplated by this Agreement due to the actions of the Company.

    (af) INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    (ag) DISCLOSURE. The information contained in the SEC Reports taken together, describes in all material respects the business and financial condition of the Company and its Subsidiaries, and such material, taken together, does not contain any misstatement of a material fact or omit to state a material fact necessary to make the information not misleading.  The Subscriber shall be entitled to rely on such material notwithstanding any investigation Subscriber may have made.

3.           SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. Subscriber hereby represents and warrants to and agrees with the Company that:

    (a) ORGANIZATION AND STANDING. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

    (b) AUTHORIZATION AND POWER. Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities. The execution, delivery and performance of this Agreement by Subscriber and the consummation by Subscriber of the transactions contemplated hereby and have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms hereof.

    (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not and will not (i) result in a violation of Subscriber's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber). Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities, provided that for purposes of the representation made in this sentence, Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

    (d) INFORMATION ON COMPANY. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the SEC Reports.  In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "OTHER WRITTEN INFORMATION"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities. Subscriber has carefully read, and understands the information in the SEC Reports, including without limitation, the information set forth in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008 under the caption "Risk Factors."

    (e) INFORMATION ON SUBSCRIBER. The Subscriber is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

    (f) PURCHASE OF SECURITIES. The Subscriber is purchasing the Securities as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Subscriber does not agree to hold the Securities for any minimum amount of time.

    (g) COMPLIANCE WITH SECURITIES ACT. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

    (h) NOTE LEGEND. The Note shall bear the following legend:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE BE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PARK CITY GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

    (i) SHARES LEGEND. The certificates evidencing the Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE BE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PARK CITY GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

    (j) COMMUNICATION OF OFFER. The offer to sell the Securities was directly communicated to the Subscriber by the Company and no other person has solicited an investment in the Notes on behalf of the Company, except the Broker identified in the Disclosure Schedule. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

    (k) AUTHORITY; ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by the Subscriber and is a valid and binding agreement of Subscriber, enforceable against the Subscriber in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

    (l) NO GOVERNMENTAL REVIEW. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

    (m) NO TAX ADVICE.  Subscriber acknowledges that no representation has been made and no advice has been given to Subscriber by the Company or the Placement Agent as to the potential tax consequences of the Subscriber’s investment in the Note and the Shares subscribed for or the repayment of the principal and interest under the Note and that the Subscriber has been urged to consult with his or her own tax advisors, with specific reference to the Subscriber’s own situation, with respect to such consequences.

4.           REGULATION D OFFERING. The offer and issuance of the Securities to the Subscriber is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

5.           BROKER COMMISSIONS. The Company on the one hand, and Subscriber on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees other than the persons and entities identified in the Disclosure Schedule (each a "BROKER", on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company agrees that it will pay the Broker the fee set forth in the Disclosure Schedule ("BROKER'S FEES"). The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in this Agreement, except the Broker identified in the Disclosure Schedule.

6.           COVENANTS OF THE COMPANY AND SUBSCRIBER REGARDING INDEMNIFICATION.

    (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscriber, the Subscriber’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based solely upon (i) any material misrepresentation by Company or material breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

    (b)  Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based solely upon (i) any material misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscriber, relating hereto.

    (c) Any person entitled to indemnification under Section 6(a) or (b) of this Agreement (an “indemnified party”) shall notify promptly the person obligated to provide such indemnification (the “indemnifying party”) in writing of the commencement of any action or proceeding brought by a third person against the indemnified party with respect to a Claim (a “Third Party Claim”) for which the indemnified party may be entitled to indemnification from the indemnifying party under this Section 6, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party under Section 6 of this Agreement, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder.  The indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense of any Third Party Claim with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses or disbursements subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Third Party Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party of such Third Party Claim; (ii) if the indemnified party who is a defendant in such Third Party Claim which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Third Party Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned).  If the indemnifying party assumes the defense of any Third Party Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party.

7.   PRO RATA TREATMENT OF NOTEHOLDERS.    Each payment or prepayment of principal of the Notes shall be made to the holders of the Notes pro rata in accordance with the respective unpaid principal amounts of such holders’ respective Notes.  Each payment of interest on the Notes shall be made to the holders of the Notes pro rata in accordance with the amounts of interest due and payable to such holders under such holders’ respective Notes.  Each distribution of cash, property, securities or other value received by the holders of the Notes in respect of the indebtedness outstanding under the Notes, after payment of collection and other expenses as provided in the Notes, shall be apportioned to such holders pro rata in accordance with the respective unpaid principal amounts of and interest on such holders’ respective Notes.

8.  MISCELLANEOUS.

    (a)  NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i)personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the  Company, to: Park City Group, Inc., 3160 Pinebrook Rd, Park City, Utah 84098, Attn: Randy Fields, CEO,  facsimile: (435) 645-2010 and (ii) if to the Holder, to the name, address and facsimile number set forth on the signature page of this Agreement, with a copy by telecopier only to the Placement Agent at Taglich Brothers, Inc., 700 New York Avenue, Huntington, NY 11743, Attn:  Mr. Richard Oh, facsimile:  (631) 757-1333.

    (b) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by approval or written consent of Subscriber, as defined in subparagraph (h) hereof. Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber.

    (c) COUNTERPARTS/EXECUTION. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

    (d) LAW GOVERNING THIS AGREEMENT AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement may be brought in the state or federal courts located in New York County in the State of New York or in Summit County in the State of Utah. THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. Each party hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any manner permitted by law.

    (e) SEVERABILITY. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

    (f) SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION. To the extent permitted by law, the Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 8(d) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

    (g) SURVIVAL. The representations and warranties, covenants and other agreements of the Company and the Subscriber set forth in this Agreement shall survive the purchase of the Securities by the Subscriber hereunder for a period of one year from the date hereof.

[SIGNATURE PAGE APPEARS ON THE FOLLOWING PAGE]

ALL INVESTORS MUST COMPLETE THIS PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of January 12, 2009.

Number of Shares of Series E Preferred Stock:
(an equal number of Units consisting of 900 shares for each $4,021.30 principal amount of Subordinated Promissory Note)

_________________________________________ (Authorized Signature)
_________________________________________ Print Name of Signatory and Capacity in which Signed if an Entity
_________________________________________ Signature (if Joint Tenants or Tenants in Common)
_________________________________________ Print Name of above Signatory

SUBSCRIPTION ACCEPTED:

PARK CITY GROUP, INC.

By:_______________________________
Name: John R. Merrill
Title: CFO

 _________________________
Aggregate Purchase Price Accepted

Exhibit A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE BE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PARK CITY GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $                                                                                                                  Issue Date: January 12, 2009

 Subordinated Promissory Note

           FOR VALUE RECEIVED, PARK CITY GROUP, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to the order of _____________ (the "Holder", which term includes subsequent holders of this Note), without demand, the sum of __________________________ Dollars ($____________), on the earlier of (i) July 12, 2011 (the "Maturity Date") or (ii) at the option of the Holder, upon the occurrence of an Event of Default referred to in Section 2.  The principal outstanding under this Note from time to time shall bear interest computed at a rate of twelve percent (12%) per annum, compounded quarterly, with interest accruing from and including the date hereof.  Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. Interest shall be due and payable (i) quarterly on the first day of each March, June, September, and December following the date of this Note on which any of the principal amount is outstanding, and (ii) on the Maturity Date.  In the event the principal amount is not paid when due, it, and any unpaid interest, shall thereafter bear interest at a rate of 18% per annum until the same shall be paid.

           The Borrower may, at its option, exercisable at any time or from time to time, prepay, without premium or penalty, all or any portion of the then outstanding principal amount of this Note, together with all accrued and unpaid interest on this Note to the date of prepayment   In addition, upon a sale of any patents by the Borrower, the Borrower shall promptly apply 50% of the net proceeds of any such sale (after payment of commissions, taxes, and other costs and expenses applicable to the sale) to the prepayment of this Note.  All prepayments shall be applied first to accrued and unpaid interest and then to principal.

            This Note has been entered into pursuant to the terms of a securities purchase agreement between the Borrower and the Holder, dated of even date herewith (the "SPA"), and shall be governed by the terms of such SPA. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the SPA.

The following is a statement of rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

 1.           Subordination.

    (a)  Notwithstanding anything in this Note to the contrary, the indebtedness evidenced by this Note shall be subordinated and junior in right of payment, to the extent and in the manner set forth below, to all Senior Debt (as defined below) outstanding on the date of this Note or incurred after the date of this Note:

        (i)           no payment on account of principal of or interest on this Note shall be made, and this Note shall not be purchased, either directly or indirectly, by the Borrower, unless full payment of amounts then due for the principal, premium, if any, sinking funds, and interest on all Senior Debt has been made or duly provided for by the Borrower;

        (ii)           no payment on account of principal of or interest on this Note shall be made, and this Note shall not be purchased, either directly or indirectly, by the Borrower, if, at the time of the payment or purchase or immediately after giving effect to the payment or purchase, any default or any condition that, with notice or lapse of time, or both, would constitute a default, shall exist under any note, debenture, indenture, or agreement pursuant to which any Senior Debt is issued, which default would entitle, or with the passage of time or notice or both would entitle, the holder of such Senior Debt to accelerate the maturity thereof;

        (iii)  upon any acceleration of the principal of or interest on this Note pursuant to section 5 of this Note or upon any payment or distribution of assets of the Borrower of any kind, whether in cash, property, or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other proceedings, all principal, premium, if any, and interest due or to become due upon all Senior Debt shall first be paid in full or provided for before the holder of this Note shall be entitled to retain any assets paid or distributed in respect of principal of or interest on this Note; under those circumstances, any payment or distribution to which the holder of this Note would be entitled but for the provisions of this clause (iii) shall be paid by the Borrower (or by any receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making  the payment or distribution, or by the holder of this Note, if received by such holder) directly to the holders of Senior Debt or their representatives, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt (except that, in connection with any reorganization proceedings, there may be delivered to and retained by the holder of this Note any instruments evidencing obligations of the Borrower that are subordinated, at least to the extent provided in this Note, to the payment of all Senior Debt) and consistent with the provisions of this section 1; and

        (iv)  by acceptance of this Note, the Holder further agrees that (a) at the Borrower’s request from time to time, the Holder shall execute and deliver such instruments as the holder of any Senior Debt may require to effect the subordination of this Note to the Senior Debt in a manner and to the extent reasonably required by the holder of the Senior Debt, and (b) the Holder hereby appoints each executive officer of Taglich Brothers, Inc. (as determined in the rules under the Securities Exchange Act of 1934), acting individually, its agent and attorney-in-fact to execute and deliver, in the name and on behalf of the Holder, such instruments as the holder of any Senior Debt may require to effect the subordination of this Note to the Senior Debt in a manner and to the extent reasonably required by the holder of the Senior Debt.

                      The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holders of this Note, on the other hand, and nothing in those provisions shall impair, as between the Borrower and the holder of this Note, the obligation of the Borrower, which is unconditional and absolute, to pay to the holder of this Note the principal of and interest on this Note in accordance with its terms, nor shall anything in those provisions prevent  the holder of this Note from exercising all remedies permitted by law upon default under this Note, subject to the rights set forth above of the holders of Senior Debt to receive cash, property, or securities otherwise payable or deliverable to the holder of this Note.

    (b)  As used in this Note, the term “Senior Debt” means the principal of, premium, if any, unpaid interest on, and all reasonable and customary charges in connection with, liabilities of Prescient Applied Intelligence, Inc. (“PAII”) assumed by Borrower, liabilities of  the Borrower, whether outstanding on the date of issuance of this Note or thereafter created, incurred, or assumed, that are for money borrowed by the Borrower or PAII, or any direct or indirect subsidiary of the Borrower or PAII  to finance or refinance  the acquisition of PAII, or to provide working capital for the Borrower, PAII, or any direct or indirect subsidiary of the Borrower or PAII.

    (c)  The holders of Senior Debt are intended beneficiaries of this Section 1.

2.           Events of Default.  The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

    (a)  Failure to Pay Principal. The Borrower fails to pay any principal due and payable under this or any other Note when due and payable, and such failure continues for five (5) business days.

    (b)  Failure to Pay Interest. The Borrower fails to pay any interest or other sum (other than principal) due and payable under this or any other Note when due and payable, and such failure continues for five (5) business days.

    (c)  Breach of Covenant. The Borrower breaches any covenant under  this or any other Note (other than a breach contemplated by (a) or (b) above or the corresponding clauses of the other Notes) and such breach continues uncured for a period of ten (10) business days after written notice to the Borrower from the Holder or the holder of any other Note.

    (d)  Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the SPA, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made.

    (e)  Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed without the consent of the Borrower is not dismissed within sixty (60) days of appointment.

    (f)  Judgments. Any money judgment, writ or similar final process or non-appealable order of final judgment of a court of competent jurisdiction shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) days.

    (g)  Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within forty-five (45) days of initiation.

    (h)  Non-Payment. A default by the Borrower in the payment of any one or more obligations in an aggregate monetary amount in excess of $500,000 for more than thirty (30) days after the due date, unless the Borrower is contesting the validity of such obligations in good faith, or except for obligations where the Borrower and creditor have agreed to alternative payment terms.

    (i)  Cross Default. Any declared default by the Borrower under any Senior Indebtedness whether now existing or hereafter created that gives the holder the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the Holder.

           3.           Pro Rata Treatment of Noteholders.    Each payment or prepayment of principal of this Note and the other Notes sold in the Offering (as defined in the SPA) (collectively, the “Notes”) shall be made to the holders of the Notes pro rata in accordance with the respective unpaid principal amounts of such holders’ respective Notes.  Each payment of interest on the Notes shall be made to the holders of the Notes pro rata in accordance with the amounts of interest due and payable to such holders under such holders’ respective Notes.  Each distribution of cash, property, securities or other value received by the holders of the Notes in respect of the indebtedness outstanding under the Notes, after payment of collection and other expenses as provided in the Notes, shall be apportioned to such holders pro rata in accordance with the respective unpaid principal amounts of and interest on such holders’ respective Notes.  The holders of the other Notes are intended beneficiaries of this Section 3.

4.	Miscellaneous.

    (a.)  Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    (b)  Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii)deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Park City Group, Inc., 3160 Pinebrook Rd, Park City, Utah 84098, Attn: Randy Fields, CEO,  facsimile: (435) 645-2010, and (ii) if to the Holder, to the name, address and facsimile number set forth on the signature page of this Agreement, with a copy by telecopier only to the Placement Agent at Taglich Brothers, Inc., 700 New York Avenue, Huntington, NY 11743, Attn:  Mr. Richard Oh, facsimile:  (631) 757-1333.

    (c)  Terms.   The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

    (d)  Successors and Assigns. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

    (e)  Expenses. The Company shall reimburse Holder for all reasonable costs and expenses, including without limitation, reasonable attorneys’ fees and expenses, incurred in connection with (i) drafting, negotiating, executing and delivering any amendment, modification or waiver of, or consent with respect to, any matter relating to the rights of Holder hereunder and (ii) enforcing any provisions of this Note or the Security Agreement and/or collecting any amounts due under this Note.

    (f)  Governing Law.   This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Note may be brought in the state or federal courts located in New York County in the State of New York or in Summit County in the State of Utah. THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. Each party hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any manner permitted by law.

    (g)  Savings Clause.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

           IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 12th day of January, 2009.

 PARK CITY GROUP, INC.

By:_____________________________
Name: Randy Fields
Title: Chief Executive Officer